EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT






      We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-8 of our report dated February 11, 1998 appearing in the Annual Report on Form 10-K of Orion Capital Corporation for the year ended December 31, 1997.















Deloitte & Touche LLP
Hartford, Connecticut
July 10, 1998